SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRANSPRO, INC.

                    GAMCO INVESTORS, INC.
                                 6/09/03           25,800             5.0667
                                 6/06/03           10,000             5.1000
                                 6/06/03           25,500             5.0943
                                 6/05/03           15,000             4.8837
                    GABELLI ADVISERS, INC.
                                 6/05/03           12,300             4.9325


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.